Exhibit T3B-66


                               DRAVO ENERGY, INC.


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                                  B Y - L A W S


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                                    ARTICLE I


                                     OFFICES

                  Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II


                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders for the election of Directors shall be held in the City of Pittsburgh, Commonwealth of Pennsylvania, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings of stockholders, commencing with the Year 1984, shall be held on the Friday following the fourth (4th) Thursday of April, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 9:00 o'clock A. M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the annual meeting stating the place, the date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall he open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town, or village where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and Chief Executive Officer and shall be called by the Chairman of the Board and Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation within twenty days next preceding such election of Directors.

                  Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                   ARTICLE III


                                    DIRECTORS

                  Section 1. The number of Directors which shall constitute the whole Board shall be not less than three nor more than seven. The first Board shall consist of three Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.

                  Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By--laws directed or required to be exercised or done by the stockholders.


                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

                  Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                  Section 7. Special meetings of the Board may be called by the Chairman of the Board and Chief Executive Officer on one day's notice to each Director, either personally or by mail or telegram; special meetings shall be called by the Chairman of the Board and Chief Executive Officer or Secretary in like manner and on like notice on the written request of two Directors.

                  Section 8. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall he present.

                  Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By--laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board or Committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                  Section 10. Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board of Directors or of any Committee thereof may participate in a meeting of such Board or Committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


                             COMMITTEES OF DIRECTORS

                  Section 11. The Board of Directors may by resolution adopted by the whole Board of Directors, delegate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation.

                  The Board of Directors may appoint other committees, specifying their duties and authority, and shall designate whether such committee shall report to the Board of Directors or to the Executive Committee.

                  Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                            COMPENSATION OF DIRECTORS

                  Section 13. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By--laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall he deposited in the United States mail. Notice to Directors may also be given by telegram.

                  Section 2. Whenever any notice is required to be given under the provision of the statutes or of the Certificate of Incorporation or of these By--laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V


                                    OFFICERS

                  Section 1. The officers of the Corporation to be elected by the Board of Directors shall consist of the Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or a Senior Vice President or have added to his title another word or words specially designating the further powers and duties assigned to that officer), a Treasurer, a Controller and a Secretary, who shall hold office until their respective successors are duly elected and qualified.

                  Section 2. Any two or more offices may be held by the same person at one time, except the offices of Chairman of the Board and Chief Executive Officer and Secretary.

                  Section 3. The Board of Directors shall appoint the subordinate officers and agents of the Corporation, shall designate their duties, prescribe their compensation, and take from them such bonds with security as they may see fit.


                       DUTIES OF THE CHAIRMAN OF THE BOARD


                           AND CHIEF EXECUTIVE OFFICER

                  Section 4. The Chairman of the Board and Chief Executive Officer, who shall be elected from among the Directors, shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall be in general and active charge of the businesss and affairs of the Corporation. He shall preside at the meetings of the stockholders and of the Board of Directors.


                             DUTIES OF THE PRESIDENT

                  Section 5. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chairman of the Board and Chief Executive Officer shall be responsible for the management of all operating units of the Corporation, and shall perform such other duties as shall be prescribed from time to time by the Chairman of the Board and Chief Executive Officer or the Board of Directors.


                          DUTIES OF THE VICE-PRESIDENT

                  Section 6. The Vice Presidents shall perform such duties as shall be prescribed from time to time by the Chairman of the Board and Chief Executive Officer or the President or the Board of Directors.


                             DUTIES OF THE SECRETARY

                  Section 7. The Secretary shall, under the direction of the Chairman of the Board and Chief Executive Officer, record the proceedings of all meetings of the Board of Directors and of the stockholders for preservation in a suitable book. The Secretary shall notify the stockholders of all annual and special meetings and the members of the Board of Directors of all special meetings, have charge of the corporate seal and perform all the duties which are customary to the office of Secretary of like companies.


                             DUTIES OF THE TREASURER

                  Section 8. The Treasurer shall, under the direction of the Board, have general charge of the funds of the Corporation and shall make such reports of the receipts and disbursements in such form and manner as the Board of Directors may direct. He shall, if so directed by the Chairman of the Board and Chief Executive Officer, attend any or all meetings of the Board of Directors and report on his activities as the Chairman of the Board and Chief Executive Officer may prescribe.


                            DUTIES OF THE CONTROLLER

                  Section 9. The Controller shall, under the direction of the Board, maintain adequate records of all assets, liabilities and transactions of the Corporation; cause adequate audits to be currently and regularly made; prepare financial, cost and tax reports and other reports of a financial and accounting nature required by governmental agencies; and in conjunction with other officers initiate and enforce controls and procedures whereby the business of the Corporation shall be conducted with the maximum of efficiency and economy. He shall, if so directed by the Chairman of the Board and Chief Executive Officer, attend any or all meetings of the Board of Directors and report on his activities as the Chairman of the Board and Chief Executive Officer may prescribe.


                                   ARTICLE VI


                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board and Chief Executive Officer or the President or a Vice--President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

                  Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board and Chief Executive Officer, the President, any such Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon and not ceased to be such officer or officers of the Corporation.


                                LOST CERTIFICATES

                  Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                TRANSFER OF STOCK

                  Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               FIXING RECORD DATE

                  Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                             REGISTERED STOCKHOLDERS

                  Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII


                          GENERAL PROVISIONS DIVIDENDS

                  Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                ANNUAL STATEMENT

                  Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                     CHECKS

                  Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or that may be designated by officers of the Corporation named by the Board of Directors for such purposes.


                                   FISCAL YEAR

                  Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                                      SEAL

                  Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII


                                 INDEMNIFICATION

                  Section 1. SUITS NOT BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (whether with or without court approval), actually and reasonably incurred by him in connection with such threatened or actual action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any threatened or actual action, suit, or proceeding by adverse judgment, order, settlement, conviction or upon a plea of guilty or of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened or actual action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement (whether with or without court approval) or by adverse judgment or order shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Common Pleas of Allegheny County, Pennsylvania, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

                  Section 3. REIMBURSEMENT OF COSTS OF SUCCESSFUL DEFENSE. To the extent that a Director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VIII or in defense of any threatened or actual claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification under Section 1 or Section 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section. Such determination shall be made:

                  (i) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or

                  (ii) If such a quorum is not obtainable, or even if obtainable a majority of a quorum of disinterested Directors so directs, by independent legal counsel (who may be regular independent legal counsel of the Corporation) in a written opinion; or

                  (iii) By the stockholders; provided, however, if it is asserted by any federal or state governmental department or agency that such indemnification is against public policy as expressed in any federal or state statute or is prohibited thereby, such indemnification shall be made only upon receipt of an opinion of independent legal counsel (who may be regular independent legal counsel of the Corporation), that the right of the Corporation to make such indemnification has been settled by controlling precedent, or upon a final adjudication after submission to a court of appropriate jurisdiction that such indemnification is not against public policy as expressed in such statute or prohibited thereby.

                  Section 5. ADVANCE OR EXPENSES. Expenses incurred in defending a threatened or actual civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in Section 4 of this Article VIII upon receipt of an undertaking by or on behalf of the Director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation with respect to such expenses under the provisions of this Article VIII.

                  Section 6. INDEMNIFICATION COVERAGE - OTHER RIGHTS NOT IMPAIRED. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which a Director, officer, employee, agent or any other person may be entitled under any statute, agreement, or vote of stockholders or disinterested Directors, or otherwise, both as to action or failure to act in his official capacity and as to action or failure to act in another capacity while holding any such office or otherwise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation or engaged in an undertaking at the request of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by this Article VIII shall apply to matters which antedate the adoption of this Article.


                                   ARTICLE IX


                                   AMENDMENTS

                  Section 1. These By--laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.